Exhibit 10.12

EXECUTION COPY

AMENDED AND RESTATED PLEDGE AND SECURITY AGREEMENT

THIS AMENDED AND RESTATED PLEDGE AND SECURITY AGREEMENT (as the same may be amended, restated, supplemented or otherwise modified from time to time, this “Security Agreement”) is entered into as of July 22, 2011 by and among YRC Worldwide Inc., a Delaware corporation (the “Borrower”), the Subsidiaries of the Borrower listed on the signature pages hereto (together with the Borrower, the “Initial Grantors,” and together with any additional Subsidiaries, whether now existing or hereafter acquired or formed, which become parties to this Security Agreement by executing a Security Agreement Supplement hereto in substantially the form of Annex I, the “Grantors”), and JPMORGAN CHASE BANK, NATIONAL ASSOCIATION, a national banking association, in its capacity as administrative agent (the “Administrative Agent”) and as collateral agent (the “Collateral Agent”) for itself and for the Holders of Secured Obligations.

PRELIMINARY STATEMENT

WHEREAS, the Borrower, the financial institutions party thereto (collectively, the “Lenders”), and the Administrative Agent have entered into that certain Credit Agreement dated as of August 17, 2007 (as amended, restated, amended and restated, supplemented or otherwise modified prior to the date hereof, the “Existing Credit Agreement”);

WHEREAS, in connection with the Existing Credit Agreement, the Grantors have entered into that certain Pledge and Security Agreement, dated as of August 6, 2008 among the Grantors and the Collateral Agent (as amended, restated, amended and restated, supplemented or otherwise modified prior to the date hereof, the “Existing Pledge and Security Agreement”) to secure their obligations to the Holders of Secured Obligations pursuant to the terms of the Existing Pledge and Security Agreement;

WHEREAS, the Grantors, other than the Borrower, have guaranteed the repayment of the Secured Obligations pursuant to that certain Amended and Restated Subsidiary Guarantee Agreement dated as of February 12, 2009 (as the same may be amended, restated, amended and restated, supplemented, renewed, replaced, extended, restructured or otherwise modified from time to time, the “Guaranty”);

WHEREAS, the Borrower, the Lenders and the Administrative Agent have agreed to amend and restate the Existing Credit Agreement pursuant to the certain Amended and Restated Credit Agreement dated as of the date hereof (as the same may be amended, restated, amended and restated, supplemented, renewed, replaced, extended, restructured or otherwise modified from time to time, the “Credit Agreement”);

WHEREAS, the parties hereto wish to amend and restate the Existing Pledge and Security Agreement in its entirety;

WHEREAS, each Grantor has agreed to grant and, to the extent applicable, reaffirm its prior grant of, a security interest in all or substantially all of its personal property and to pledge and, to the extent applicable, reaffirm its prior pledge of, its capital stock, membership interests or partnership interests in certain of its Subsidiaries to the Collateral Agent, for the benefit of the Holders of Secured Obligations, as security for the Secured Obligations and the “Guaranteed Obligations” (as defined in the Guaranty); and

WHEREAS, the Administrative Agent and the Lenders have required, as a condition, among others, to the effectiveness of the Credit Agreement and the other Loan Documents, that each Grantor execute and deliver this Security Agreement.

NOW, THEREFORE, in consideration of the foregoing premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Grantors and the Collateral Agent on behalf of the Holders of Secured Obligations, hereby agree as follows:

ARTICLE I

DEFINITIONS; AMENDMENT AND RESTATEMENT; REAFFIRMATION

1.1. Terms Defined in the Credit Agreement. All capitalized terms used herein and not otherwise defined shall have the meanings assigned to such terms in the Credit Agreement.

1.2. Terms Defined in UCC. Terms defined in the UCC which are not otherwise defined in this Security Agreement or the Credit Agreement are used herein as defined in the UCC.

1.3. Definitions of Certain Terms Used Herein. As used in this Security Agreement, in addition to the terms defined in the Preliminary Statement, the following terms shall have the following meanings:

“ABL Documents” has the meaning given such term in the Intercreditor Agreement.

“ABL Representative” has the meaning given to such term in the Intercreditor Agreement.

“Accounts” shall have the meaning set forth in Article 9 of the UCC.

“Administrative Agent” means JPMorgan Chase Bank, National Association in its capacity as administrative agent under the Credit Agreement.

“Article” means a numbered article of this Security Agreement, unless another document is specifically referenced.

“Chattel Paper” shall have the meaning set forth in Article 9 of the UCC.

“Collateral” means all Accounts, Chattel Paper, Commercial Tort Claims, Copyrights, Deposit Accounts, Documents, Equipment (including, without limitation, all Tractor Trailers), Farm Products, Fixtures, General Intangibles, Goods, Instruments, Inventory, Investment Property, letters of credit, Letter-of-Credit Rights, Licenses, Patents, Pledged Deposits, Receivables, Supporting Obligations, Trademarks and Other Collateral, wherever located, in which any Grantor now has or hereafter acquires any right or interest, and the proceeds (including Stock Rights), insurance proceeds and products thereof, together with all books and records, customer lists, credit files, computer files, programs, printouts and other computer materials and records related thereto; provided, that, Collateral shall exclude Identified Collateral until the Collateral Agent delivers to the Borrower written notice that Collateral shall include Identified Collateral, and, following delivery of such notice, Identified Collateral shall be, and shall be deemed to be, Collateral for all purposes of this Security Agreement; provided, further, that, notwithstanding the foregoing, Collateral shall exclude the Excluded Property.

“Commercial Tort Claims” means commercial tort claims, as defined in the UCC of any Grantor, including each commercial tort claim specifically described in Exhibit “F”; provided, that, notwithstanding the foregoing, Commercial Tort Claims shall exclude the Excluded Property.

“Control” shall have the meaning set forth in Article 8 or, if applicable, in Section 9-104, 9-105, 9-106 or 9-107 of Article 9 of the UCC.

“Convertible Note Documents” has the meaning given such term in the Intercreditor Agreement.

“Convertible Note Representative” has the meaning given such term in the Intercreditor Agreement.

“Copyrights” means, with respect to any Person, all of such Person’s right, title, and interest in and to the following: (a) all copyrights, rights and interests in copyrights, works protectable by copyright, copyright registrations, and copyright applications; (b) all extensions of any of the foregoing; (c) all income, royalties, damages, and payments now or hereafter due and/or payable under any of the foregoing, including, without limitation, damages or payments for past or future infringements for any of the foregoing; (d) the right to sue for past, present, and future infringements of any of the foregoing; and (e) all rights corresponding to any of the foregoing throughout the world.

“Default” means an event described in Section 5.1(a) hereof.

“Deposit Account” shall have the meaning set forth in Article 9 of the UCC.

“Deposit Account Control Agreement” means an agreement among any Grantor, a banking institution holding such Grantor’s funds, the Collateral Agent, the Convertible Note Representative, if any, and the ABL Representative, if any and to the extent applicable, with respect to collection and Control of all deposits and balances held in all deposit accounts maintained by such Grantor with such banking institution (other than deposit accounts constituting Excluded Property).

“Documents” shall have the meaning set forth in Article 9 of the UCC.

“Equipment” shall have the meaning set forth in Article 9 of the UCC.

“Event of Default” means an event described in Section 5.1(b) hereof.

“Excluded Property” shall have the meaning assigned to such term in the Credit Agreement.

“Exhibit” refers to a specific exhibit to this Security Agreement, unless another document is specifically referenced, and each reference herein to an Exhibit, as it relates to a Grantor, shall mean, as of the relevant date of reference, the portion of such Exhibit or, after the date hereof, modifications thereto, as the case may be, as shall be set forth in the relevant and current information relating to such Grantor as such information is provided by such Grantor or the Borrower to the Collateral Agent, (a) upon such Grantor becoming a party hereto, and (b) following changes, additions and other revisions thereto to the extent required and within such time period as required pursuant to the terms hereof.

“Farm Products” shall have the meaning set forth in Article 9 of the UCC.

“Fixtures” shall have the meaning set forth in Article 9 of the UCC.

“General Intangibles” shall have the meaning set forth in Article 9 of the UCC and, in any event, includes payment intangibles, contract rights, rights to payment, rights arising under common law, statutes, or regulations, choses or things in action, goodwill (including the goodwill associated with any Trademark), Patents, Trademarks, Copyrights, URLs and domain names, Industrial Designs, other industrial or Intellectual Property or rights therein or applications therefor, whether under license or otherwise, programs, programming materials, blueprints, drawings, purchase orders, customer lists, monies due or recoverable from pension funds, route lists, rights to payment and other rights under any royalty or licensing agreements, including Intellectual Property Licenses, infringement claims, computer programs, information contained on computer disks or tapes, software, literature, reports, catalogs, pension plan refunds, pension plan refund claims, insurance premium rebates, tax refunds, and tax refund claims, interests in a partnership or limited liability company which do not constitute a security under Article 8 of the Code, and any other personal property other than Commercial Tort Claims, money, Accounts, Chattel Paper, Deposit Accounts, Goods, Investment Property, Documents, Instruments, Letter-of-Credit Rights, letters of credit, and oil, gas, or other minerals before extraction.

“Goods” shall have the meaning set forth in Article 9 of the UCC.

“Identified Collateral” means any issued and outstanding Equity Interests of any Foreign Subsidiary (other than up to 65% of the issued and outstanding Equity Interests of any First Tier Foreign Subsidiary) to the extent directly owned by a Grantor).

“Industrial Designs” means (a) registered industrial designs and industrial design applications, and also includes registered industrial designs and industrial design applications listed in Exhibit “B”, (b) all renewals, divisions and any industrial design registrations issuing thereon and any and all foreign applications corresponding thereto, (c) all income, royalties, damages and payments now and hereafter due or payable under and with respect thereto, including payments under all licenses entered into in connection therewith and damages and payments for past or future infringements thereof, (d) the right to sue for past, present and future infringements thereof, and (e) all of each Grantor’s rights corresponding thereto throughout the world; provided, that, notwithstanding the foregoing, Industrial Designs shall exclude the Excluded Property.

“Instruments” shall have the meaning set forth in Article 9 of the UCC.

“Intellectual Property” means all Patents, Trademarks, Copyrights and any other intellectual property.

“Intercreditor Agreement” means the Amended and Restated Intercreditor Agreement, dated as of July 22, 2011, among the Convertible Note Representative, the ABL Representative, the Pension Fund Representative (as defined therein), the Collateral Agent and the Borrower and certain of its Subsidiaries, as the same may be amended, restated, amended and restated, supplemented or otherwise modified from time to time in accordance with the terms thereof.

“Inventory” shall have the meaning set forth in Article 9 of the UCC.

“Investment Property” shall have the meaning set forth in Article 9 of the UCC.

“Letter-of-Credit Rights” shall have the meaning set forth in Article 9 of the UCC.

“Licenses” means, with respect to any Person, all of such Person’s right, title, and interest in and to (a) any and all licensing agreements or similar arrangements in and to its Patents, Copyrights, or Trademarks, (b) all income, royalties, damages, claims, and payments now or hereafter due or payable under and with respect thereto, including, without limitation, damages and payments for past and future breaches thereof, and (c) all rights to sue for past, present, and future breaches thereof.

“Other Collateral” means any property of the Grantors, not included within the defined terms Accounts, Chattel Paper, Commercial Tort Claims, Copyrights, Deposit Accounts, Documents, Equipment, Fixtures, Farm Products, General Intangibles, Goods, Instruments, Inventory, Investment Property, Letter-of-Credit Rights, Licenses, Patents, Pledged Deposits, Receivables, Supporting Obligations and Trademarks, including, without limitation, all cash on hand, letters of credit, Stock Rights or any other deposits (general or special, time or demand, provisional or final) with any bank or other financial institution, it being intended that the Other Collateral (and the Collateral) include all real and personal property of the Grantors; provided, that, notwithstanding the foregoing, Other Collateral shall exclude the Excluded Property.

“Patents” means, with respect to any Person, all of such Person’s right, title, and interest in and to: (a) any and all patents and patent applications; (b) all inventions and improvements described and claimed therein; (c) all reissues, divisions, continuations, renewals, extensions, and continuations-in-part thereof; (d) all income, royalties, damages, claims, and payments now or hereafter due or payable under and with respect thereto, including, without limitation, damages and payments for past and future infringements thereof; (e) all rights to sue for past, present, and future infringements thereof; and (f) all rights corresponding to any of the foregoing throughout the world.

“Pension Fund Documents” has the meaning given such term in the Intercreditor Agreement.

“Pledged Deposits” means all time deposits of money (other than Deposit Accounts and Instruments), whether or not evidenced by certificates, which a Grantor may from time to time designate as pledged to the Collateral Agent or to any Holder of Secured Obligations as security for any Secured Obligations, and all rights to receive interest on said deposits; provided, that, notwithstanding the foregoing, Pledged Deposits shall exclude the Excluded Property.

“Receivables” means the Accounts, Chattel Paper, Documents, Investment Property, Instruments or Pledged Deposits, and any other rights or claims to receive money which are General Intangibles or which are otherwise included as Collateral.

“Rolling Stock” means any railroad car, locomotive, stacktrain or other rolling stock, or accessories used on such railroad cars, locomotives or other rolling stock (including superstructures and racks); provided that, Rolling Stock shall exclude Tractor Trailers.

“Section” means a numbered section of this Security Agreement, unless another document is specifically referenced.

“Secured Obligations” shall have the meaning assigned to such term in the Credit Agreement.

“Security” shall have the meaning set forth in Article 8 of the UCC.

“Securities Account” has the meaning set forth in Article 8 of the UCC.

“Securities Account Control Agreement” means an agreement among any Grantor, a securities intermediary with which any Grantor maintains a Securities Account, the Collateral Agent and the Convertible Note Representative, if any, and to the extent applicable, with respect to collection and Control of all assets held in such Securities Account maintained by such Grantor with such securities intermediary.

“Stock Rights” means any securities, dividends, instruments or other distributions and any other right or property which any Grantor shall receive or shall become entitled to receive for any reason whatsoever with respect to, in substitution for or in exchange for any securities or other ownership interests in a corporation, partnership, joint venture or limited liability company constituting Collateral and any securities, any right to receive securities and any right to receive earnings, in which any Grantor now has or hereafter acquires any right, issued by an issuer of such securities; provided, that, notwithstanding the foregoing, Stock Rights shall exclude the Excluded Property.

“Supporting Obligation” shall have the meaning set forth in Article 9 of the UCC.

“Tractor Trailers” shall mean any vehicle, truck, tractor, trailer, tank trailer or other trailer, or similar vehicle or trailer.

“Trademarks” means, with respect to any Person, all of such Person’s right, title, and interest in and to the following: (a) all trademarks (including service marks), trade names, trade dress, and trade styles and the registrations and applications for registration thereof and the goodwill of the business symbolized by the foregoing; (b) all licenses of the foregoing, whether as licensee or licensor; (c) all renewals of the foregoing; (d) all income, royalties, damages, and payments now or hereafter due or payable with respect thereto, including, without limitation, damages, claims, and payments for past and future infringements thereof; (e) all rights to sue for past, present, and future infringements of the foregoing, including the right to settle suits involving claims and demands for royalties owing; and (f) all rights corresponding to any of the foregoing throughout the world.

“Vehicle Title Custodian Agreement” has the meaning given such term in the Credit Agreement.

Unless the context otherwise requires (a) words in the singular include the plural, and words in the plural include the singular, (b) “or” is not exclusive, (c) “including” means including, without limitation, and (d) the words “herein,” “hereof” and “hereunder” refer to this Security Agreement as a whole and not to any particular article or section hereof.

1.4. Amendment and Restatement. Each of the undersigned, by its signature below, hereby (i) agrees that this Security Agreement and the transactions contemplated hereby shall not limit or diminish the obligations of such Person arising under or pursuant to the Existing Pledge and Security Agreement, except to the extent limited or diminished herein, (ii) reaffirms all of its obligations under the Existing Pledge and Security Agreement, except to the extent such obligations have been limited, diminished or otherwise modified herein, (iii) reaffirms all Liens on the Collateral which have been granted by it in favor of the Collateral Agent (for itself and the other Holders of Secured Obligations) pursuant to the Existing Pledge and Security Agreement as more specifically described in Section 2 below, and (iv) acknowledges and agrees that, subject to the amendments and other modifications herein, the Existing Pledge and Security Agreement and the instruments, documents and agreements executed or delivered in connection therewith remain in full force and effect and is hereby reaffirmed, ratified and confirmed.

1.5. Reaffirmation of Loan Documents. Each of the undersigned, by its signature below, hereby (a) acknowledges and consents to the execution and delivery of each of the instruments, documents and agreements required in connection with the Credit Agreement, (b) agrees that the Credit Agreement and the transactions contemplated thereby shall not limit or diminish the obligations of such Person arising under or pursuant to the Collateral Documents and the other Loan Documents to which it is a party except to the extent limited or diminished in any amendments or amendments and restatements thereto, (c) reaffirms all of its obligations under the Loan Documents to which it is a party, except to the extent such obligations have been limited, diminished or otherwise modified therein, (d) reaffirms all Liens on any collateral (including the Collateral) which have been granted by it in favor of the

Administrative Agent pursuant to any of the Loan Documents, and (e) acknowledges and agrees that, , subject to the amendments and other modifications thereto, each Loan Document executed by it remains in full force and effect and is hereby reaffirmed, ratified and confirmed.

ARTICLE II

GRANT OF SECURITY INTEREST

Each Grantor hereby pledges, collaterally assigns and grants to the Collateral Agent, on behalf of and for the benefit of the Holders of Secured Obligations, a security interest in all of such Grantor’s right, title and interest, whether now owned or hereafter acquired, in and to the Collateral to secure the prompt and complete payment and performance when due of the Secured Obligations. For the avoidance of doubt, the grant of a security interest herein shall not be deemed to be an assignment of intellectual property rights owned by the Grantors.

Without limiting the foregoing, each of the Grantors hereby regrants, confirms, ratifies and reaffirms the Liens granted to Collateral Agent, for the benefit of the Holders of Secured Obligations, pursuant to the Existing Pledge and Security Agreement in all of its right, title, and interest in all then existing and thereafter acquired or arising Collateral in order to secure the prompt payment, performance and observance of the Secured Obligations, and confirms, ratifies and reaffirms that such Liens are continuing and are and shall remain unimpaired and continue to constitute fully perfected Liens in favor of Collateral Agent, for the benefit of the Holders of Secured Obligations, with the same force, effect and priority in effect both immediately prior to and after entering into this Security Agreement.

ARTICLE III

REPRESENTATIONS AND WARRANTIES

Each of the Initial Grantors represents and warrants to the Collateral Agent, and each Grantor that becomes a party to this Security Agreement pursuant to the execution of a Security Agreement Supplement in substantially the form of Annex I (a “Security Agreement Supplement”) represents and warrants (after giving effect to supplements to each of the Exhibits hereto with respect to such subsequent Grantor as attached to such Security Agreement Supplement and as otherwise necessitated or required), that, with respect to such Grantor:

3.1. Title, Authorization, Validity and Enforceability. Such Grantor has good and valid title to or rights in or the power to transfer the Collateral material to its business with respect to which it has purported to grant a security interest hereunder, free and clear of all Liens except for Liens permitted under Section 4.1.6 hereof, and has the corporate or equivalent power and authority to execute and deliver this Security Agreement, to perform its obligations hereunder and to grant to the Collateral Agent the security interest in such Collateral pursuant hereto. The execution and delivery by such Grantor of this Security Agreement and the performance of its obligations hereunder have been duly authorized by proper corporate, partnership, limited partnership or limited liability company proceedings, and this Security Agreement constitutes a legal, valid and binding obligation of such Grantor and creates a security interest which is enforceable against such Grantor in all of such Grantor’s Collateral, in accordance with its terms except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to the enforcement of creditors’ rights generally and subject to general principles of equity regardless of whether considered in a proceeding in equity or at law. When appropriate financing statements designating such Grantor as “debtor” therein and Collateral Agent as “secured party” therein have been properly completed and filed in the appropriate governmental offices designated for such Grantor in Exhibit “E”, the Collateral Agent will have a valid and perfected first priority security interest in such Grantor’s Collateral in which a security interest may be perfected by filing of a financing statement under the UCC, in each case subject only to Liens permitted under Section 4.1.6 hereof.

3.2. Conflicting Laws and Contracts. None of the execution and delivery by such Grantor of this Security Agreement, the creation and perfection of the security interest in such Grantor’s Collateral granted hereunder, nor the consummation of the transactions herein contemplated, nor compliance with the provisions hereof will (i) violate any law, rule, regulation, order, writ, judgment, injunction, decree or award binding on such Grantor or any of its subsidiaries or (ii) violate such Grantor’s articles or certificate of incorporation, partnership agreement, certificate of partnership, articles or certificate of organization, by-laws, or operating or other management agreement, as the case may be, or (iii) violate the provisions of or result in a default under any indenture, material instrument or material agreement binding upon such Grantor or any of its subsidiaries or its assets, or give rise to a right thereunder to require any Material Indebtedness to be paid by the Borrower or any of its Subsidiaries, or (iv) result in, or require, the creation or imposition of any Lien in, of or on the property of such Grantor or a subsidiary thereof pursuant to the terms of any such indenture, material instrument or material agreement (other than any Lien of the Collateral Agent on behalf of the Holders of Secured Obligations or other liens permitted by Section 6.02 of the Credit Agreement), except in the case of clause (i) at any time after the Effective Date, to the extent such violations could not reasonably be expected to have a Material Adverse Effect. No order, consent, adjudication, approval, license, authorization, or validation of, or filing, recording or registration with, or exemption by, or other action in respect of any governmental or public body or authority, or any subdivision thereof, which has not been obtained by such Grantor or any of its subsidiaries, is required to be obtained by it or any of its subsidiaries in connection with the execution and delivery of this Security Agreement or the performance by it of its obligations hereunder or the legality, validity, binding effect or enforceability of this Security Agreement, except (i) filings, recordings or registrations with the appropriate governmental authorities required to perfect the security interests granted hereunder and (ii) to the extent failure to do so could not reasonably be expected to have a Material Adverse Effect.

3.3. Principal Location. As of the date such Person becomes a Grantor hereunder, such Grantor’s mailing address and the location of its place of business (if it has only one) or its chief executive office (if it has more than one place of business), is disclosed in Exhibit “A”.

3.4. Property Locations.

3.4.1 As of the Effective Date (and upon the date of delivery by the Borrower of each update of Exhibit “A” pursuant to the terms of this Security Agreement including, without limitation, Section 4.14 hereof), the Inventory and Equipment of each Grantor included in the Collateral (other than any such Collateral with a net book value in an aggregate amount not to exceed $500,000 or any of same which is in transit, subject to being repaired or in use in the ordinary course of business) are located solely at (a) the locations owned by such Grantor described in Part A of Exhibit “A”, (b) the locations leased by such Grantor as lessee and designated in Part B of Exhibit “A”, or (c) in respect of such Inventory, a public warehouse or otherwise held by a bailee or on consignment by such Grantor as designated in Part C of Exhibit “A”, with respect to which such Inventory such Grantor has delivered bailment agreements, warehouse receipts, financing statements or other documents necessary to protect the Collateral Agent’s security interest in such Inventory.

3.4.2 As of the Effective Date (and upon the date of delivery by the Borrower of each update of Exhibit “A” pursuant to the terms of this Security Agreement including, without limitation, Section 4.14 hereof), the Fixtures of each Grantor included in the Collateral (other than any such Collateral with a net book value in an aggregate amount not to exceed $500,000 or any of same otherwise covered by other Collateral Documents) are located solely at (a) the locations owned by such Grantor described in Part A of Exhibit “A” and (b) the locations leased by such Grantor as lessee and designated in Part B of Exhibit “A”.

3.4.3 Part D of Exhibit “A” sets forth all real property owned or leased by Grantors as of the date hereof. As of the date hereof, the applicable Grantor has delivered to the Collateral Agent a Mortgage (as defined in the Credit Agreement) with respect to each owned real property set forth in Part D of Exhibit “A”. With respect to each Mortgage executed and delivered to the Collateral Agent on or before the date hereof, the applicable Grantor has also delivered to the Collateral Agent (a) title insurance and (b) an opinion of counsel reasonably acceptable to the Collateral Agent, including, without limitation, enforceability thereof and perfection of the Collateral Agent’s Lien on the real property Collateral specified therein.

3.5. No Other Names; Etc. Within the five-year period ending as of the date such Person becomes a Grantor hereunder, such Grantor has not conducted business under any name, changed its jurisdiction of formation, merged with or into or consolidated with any other Person, except as disclosed in Exhibit “A”. The name in which such Grantor has executed this Security Agreement is the exact name as it appears in such Grantor’s organizational documents, as amended, as filed with such Grantor’s jurisdiction of organization as of the date such Person becomes a Grantor hereunder.

3.6. RESERVED.

3.7. Accounts and Chattel Paper. The names of the obligors, amounts owing, due dates and other information with respect to the Accounts and Chattel Paper owned by such Grantor which are included in the Collateral are correctly stated in all material respects in all applicable records of such Grantor relating thereto and in all invoices and reports with respect thereto furnished to the Collateral Agent by such Grantor from time to time. As of the time when each such Account or each item of such Chattel Paper arises, such Grantor shall be deemed to have represented and warranted that such Account or Chattel Paper, as the case may be, and all such records relating thereto, are genuine and in all material respects what they purport to be.

3.8. Filing Requirements.

3.8.1 As of the Effective Date (and upon the date of delivery by the Borrower of each update of Exhibit “B” pursuant to the terms of this Security Agreement including, without limitation, Section 4.14 hereof), none of the Equipment (including, without limitation, all Tractor Trailers) owned by such Grantor, which is included in the Collateral, is covered by any certificate of title, except for the vehicles described in Part A of Exhibit “B” and none of the Collateral owned by such Grantor is of a type for which security interests or liens may be perfected by filing under any federal statute except for (a) the aircraft/engines, ships, vessels, railcars and other vehicles and other similar equipment (including, without limitation, all Rolling Stock) described in Part B of Exhibit “B”, (b) Patents, Trademarks and Copyrights held by such Grantor which are included in the Collateral and described in Part C of Exhibit “B” and (c) the other property included in the Collateral which is described in Part D of Exhibit “B”.

3.8.2 As of the Effective Date (and upon the date of delivery by the Borrower of each update of Exhibit “C” pursuant to the terms of this Security Agreement including, without limitation, Section 4.14 hereof), the legal description, county and street address of the property on which any Fixtures owned by such Grantor, which are included in the Collateral and not otherwise covered by another Collateral Document, are located are set forth in Exhibit “C”, together with the name and address of the record owner of each such property.

3.9. No Financing Statements; Security Agreements; Mortgages. No financing statement, security agreement or mortgage describing all or any portion of the Collateral which has not lapsed or been terminated naming such Grantor as debtor has been filed or is of record in any jurisdiction except financing statements, security agreements and mortgages (a) naming the Collateral Agent on behalf of the Holders of Secured Obligations as the secured party or (b) in respect of Liens specifically permitted by Section 6.02 of the Credit Agreement; provided, that nothing herein shall be deemed to constitute an agreement to subordinate any of the Liens of the Collateral Agent under the Loan Documents to any Liens otherwise specifically permitted under Section 6.02 of the Credit Agreement.

3.10. Federal Employer Identification Number; State Organization Number; Jurisdiction of Organization. As of the date such Person becomes a Grantor hereunder, such Grantor’s federal employer identification number is, and if such Grantor is a registered organization, such Grantor’s State of organization, type of organization and State of organization identification number are listed in Exhibit “G”.

3.11. Pledged Securities and Other Investment Property. Exhibit “D” that initially is delivered in connection with the original execution and delivery of this Security Agreement (as well as each update of Exhibit “D” pursuant to the terms of this Security Agreement including, without limitation, Section 4.14 hereof) sets forth a complete and accurate list of the Instruments, Securities and other Investment Property constituting Collateral which were delivered to the Collateral Agent as of the date hereof. Each Grantor is the direct and beneficial owner of each Instrument, Security and other type of Investment Property listed in Exhibit “D” as being owned by it, free and clear of any Liens, except for the security interest granted to the Collateral Agent hereunder or as specifically permitted by Section 6.02 of the Credit Agreement. Each Grantor further represents and warrants that (a) all such Instruments, Securities or other types of Investment Property owned by it which are shares of stock in a corporation or ownership interests in a partnership or limited liability company and which are included in the Collateral have been (to the extent such concepts are relevant with respect to such Instrument, Security or other type of Investment Property) duly authorized and validly issued, are fully paid and, to the extent applicable, non-assessable and constitute, as of the date hereof, the percentage of the issued and outstanding shares of stock (or other Equity Interests) of the respective issuers thereof indicated in Exhibit “D” hereto and (b) with respect to any certificates delivered to the Collateral Agent representing an ownership interest in a partnership or limited liability company, such certificates are Securities as defined in Article 8 of the UCC of the applicable jurisdiction as a result of actions by the issuer or otherwise, or, if such certificates are not Securities, such Grantor has so informed the Collateral Agent so that the Collateral Agent may (but has no obligation to) take steps to perfect its security interest therein as a General Intangible and (iii) promptly following the reasonable request of the Administrative Agent, all such Instruments, Securities or other types of Investment Property owned by it which are shares of stock in a corporation or ownership interests in a partnership or limited liability company and which are included in the Collateral held by a securities intermediary is covered by a Securities Account Control Agreement pursuant to which the Collateral Agent has Control.

3.12. Intellectual Property. As of the Effective Date (and upon the date of delivery by the Borrower of each update of Exhibit “B” pursuant to the terms of this Security Agreement including, without limitation, Section 4.14 hereof):

3.12.1 Part C of Exhibit “B” contains a complete and accurate listing of all Intellectual Property for which a registration has issued to, an application for registration has been filed by, a patent has issued to, or an application for patent has been filed by, such Grantor and which are included in the Collateral, including to the extent applicable, but not limited to the following: (a) state, U.S. and foreign trademark registrations and applications for trademark registration owned by such Grantor, (b) U.S. and foreign patents and patents applications, together with all reissuances, continuations, continuations in part, revisions, extensions, and reexaminations thereof owned by such Grantor, (c) U.S. and foreign copyright registrations and applications for registration made by such Grantor, (d) foreign industrial design registrations and industrial design applications owned by such Grantor, (e) domain names owned by such Grantor, (f) proprietary computer software of such Grantor, (g) all forms of Intellectual Property described in clauses (a)-(c) above, to the extent (i) such Grantor has actual knowledge of information and other relevant facts necessary to make a determination of whether such Intellectual Property is of a form described by any of such clauses and (ii) such Grantor is not restricted in disclosing such information, that are owned by a third party and licensed to a Grantor, and (i) the name of any Person who has been granted rights in respect thereof outside of the ordinary course of business to any of the Intellectual Property referred to in clauses (a)-(g) above, to the extent that the disclosure of such name is not restricted. All of such U.S. registrations, applications for registration or applications for issuance of the Intellectual Property of a Grantor are valid and subsisting, in good standing and are recorded or are in the process of being recorded in the name of the applicable Grantor to the extent material to the business of such Grantor.

3.12.2 Intellectual Property owned by such Grantor and included in the Collateral is valid, subsisting, unexpired (where registered) and enforceable and has not been abandoned or adjudged invalid or unenforceable, in whole or in part, except as could not be reasonably expected to result in a Material Adverse Effect.

3.12.3 Except as otherwise permitted by the Credit Agreement, no Person other than such Grantor has any right or interest of any kind or nature in or to the Intellectual Property owned by such Grantor and included in the Collateral, including any right to sell, license, lease, transfer, distribute, use or otherwise exploit such Intellectual Property or any portion thereof outside of the ordinary course of the respective Grantor’s business. Such Grantor has good and indefeasible title to, and the valid and enforceable power and right to sell, license, transfer, distribute, use and otherwise exploit, Intellectual Property owned by such Grantor and included in the Collateral, except where such failure could not reasonably be expected to have a Material Adverse Effect.

3.12.4 Such Grantor has taken or caused to be taken steps so that none of the Intellectual Property owned by such Grantor and included in the Collateral, the value of which to such Grantor is contingent upon maintenance of the confidentiality thereof, has been disclosed by such Grantor to any Person other than employees, contractors, customers, representatives and agents of the Grantors who are parties to customary confidentiality and nondisclosure agreements with such Grantor, except where such disclosures, individually or in the aggregate, could not be reasonably expected to result in a Material Adverse Effect.

3.12.5 To such Grantor’s knowledge, no Person has violated, infringed upon or breached, or is currently violating, infringing upon or breaching, any of the rights of such Grantor to the Intellectual Property owned by such Grantor and included in the Collateral or has breached or is breaching any duty or obligation owed to such Grantor in respect of such Intellectual Property, except where those breaches, individually or in the aggregate, could not be reasonably expected to result in a Material Adverse Effect.

3.12.6 No settlement or consents, covenants not to sue, nonassertion assurances, or releases have been entered into by such Grantor or to which such Grantor is bound that adversely affects its rights to own or use any Intellectual Property owned by such Grantor and included in the Collateral, except as could not be reasonably expected to result in a Material Adverse Effect, in each case individually or in the aggregate.

3.12.7 Such Grantor has not received any written notice that remains outstanding challenging the validity, enforceability, or ownership of any Intellectual Property owned by such Grantor and included in the Collateral, except where those challenges could not reasonably be expected to result in a Material Adverse Effect, and to such Grantor’s knowledge as of the date of delivery of Part C of Exhibit “B” or the date thereafter that such Person becomes a Grantor hereunder, whichever shall later occur, there are no facts upon which such a challenge could be made.

3.12.8 Such Grantor owns directly or is entitled to use, by license or otherwise, all Intellectual Property necessary for the conduct of such Grantor’s business, and the consummation of the transactions contemplated by this Security Agreement will not result in the termination or material impairment of any such Intellectual Property owned by such Grantor and included in the Collateral.

3.12.9 Such Grantor uses adequate standards of quality in the manufacture, distribution, and sale of its Inventory and in the provision of services rendered by it under or in connection with all Trademarks owned by such Grantor and included in the Collateral and has taken all commercially reasonable action necessary to insure that all licensees of the Trademarks owned by such Grantor and included in the Collateral or licensed by such Grantor use such adequate standards of quality, except where the failure to use adequate standards of quality could not reasonably be expected to result in a Material Adverse Effect.

3.12.10 The consummation of the transactions contemplated by Loan Documents will not result in the termination or impairment of any of the Intellectual Property in any material respect.

3.13. Commercial Tort Claims. As of the Effective Date (and upon the date of delivery by the Borrower of each update of Exhibit “F” pursuant to the terms of this Security Agreement including, without limitation, Section 4.14 hereof), except as set forth in Exhibit “F”, such Grantor owns no Commercial Tort Claims of a value greater than $1,000,000 which have arisen in the course of such Grantor’s business.

3.14. Deposit Accounts and Securities Accounts. As of the Effective Date (and upon the date of delivery of each update to Exhibit “H” pursuant to the terms of this Security Agreement including, without limitation, Section 4.14 hereof), all of such Grantor’s Deposit Accounts, Securities Accounts and the respective approximate account balances are listed on Exhibit “H”.

3.15. Recourse. This Security Agreement is made with full recourse to each Grantor and pursuant to and upon all the representations, warranties, covenants and agreements on the part of such Grantor contained herein and in the other Loan Documents.

3.16. Rolling Stock. As of the Effective Date, neither the Borrower nor any Subsidiary owns any Rolling Stock.

ARTICLE IV

COVENANTS

From the date of this Security Agreement and thereafter until this Security Agreement is terminated in whole or in part as to any Grantor, each of the Initial Grantors agrees, and from and after the effective date of any Security Agreement Supplement applicable to any Grantor (and after giving effect to supplements to each of the Exhibits hereto with respect to such subsequent Grantor as attached to such Security Agreement Supplement or otherwise hereto), each such subsequent Grantor agrees, with respect to itself:

4.1. General.

4.1.1 Inspection. Such Grantor will permit the Collateral Agent, by its representatives and agents, upon reasonable prior notice, (i) to inspect the Collateral, (ii) to examine and make copies of the records of such Grantor relating to the Collateral and (iii) to discuss the Collateral and the related records of such Grantor with, and to be advised as to the same by, such Grantor’s officers and employees (and, in the case of any Receivable included in the Collateral and upon prior notice to the Borrower, with any Person which is or may be obligated thereon), all at such reasonable times and as often as reasonably requested, and, without duplication as to the related provisions set forth in Section 5.06 of the Credit Agreement, all such examinations and inspections, other than the first such examination or inspection or examination occurring during any calendar year (including any such examination or inspection occurring pursuant to Section 5.06 of the Credit Agreement) or any examination or inspection occurring during the continuance of an Event of Default, shall be at the Collateral Agent’s expense, and all other such examinations and inspections shall be at such Grantor’s reasonable expense; provided, however, such permission shall be subject to confidentiality restrictions imposed on such Grantor by Persons other than Grantor or its Affiliates and safety requirements and restrictions attendant to the respective Collateral.

4.1.2 Taxes. Such Grantor will pay when due all taxes, assessments and governmental charges and levies upon the Collateral owned by such Grantor that, if not paid, could result in a Material Adverse Effect before the same shall become delinquent or in default, except where (a) the validity or amount thereof is being contested in good faith by appropriate proceedings, (b) such Grantor has set aside on its books adequate reserves with respect thereto in accordance with GAAP and (c) the failure to make payment pending such contest could not reasonably be expected to result in a Material Adverse Effect.

4.1.3 Records and Reports. Each Grantor shall keep and maintain complete, accurate and proper books and records in all material respects with respect to the Collateral owned by such Grantor, and furnish to the Collateral Agent, with sufficient copies for each of the Holders of Secured Obligations, such reports relating to the Collateral as the Collateral Agent shall from time to time reasonably request.

4.1.4 Financing Statements and Other Actions; Defense of Title. Each Grantor hereby authorizes the Collateral Agent to file, and if requested will execute and deliver to the Collateral Agent, all financing statements describing the Collateral owned by such Grantor and other documents and take such other actions as may be required and from time to time reasonably be requested by the Collateral Agent in order to maintain a first priority, perfected security interest in and, if applicable, Control of, the Collateral owned by such Grantor, subject to Liens specifically permitted under Section 6.02 of the Credit Agreement, provided that nothing herein shall be deemed to constitute an agreement to subordinate any of the Liens of the Collateral Agent under the Loan Documents to any Liens otherwise specifically permitted under Section 6.02 of the Credit Agreement. Such financing statements may describe the Collateral in the same manner as described herein or may contain an indication or description of collateral that describes such property in any other manner as reasonably necessary to ensure that the perfection of the security interest in the Collateral granted to the Collateral Agent herein, including, without limitation, describing such property as “all assets” or “all personal property and other assets, whether now owned or existing or hereafter acquired or arising, together with all products and proceeds thereof, substitutions and replacements therefor, and additions and accessions thereto.” Each Grantor agrees to execute all documentation reasonably required to effect such recordations and to cause the filing of relevant certificates of title with the appropriate state governmental agency. Each Grantor will, at its own expense, promptly make, execute, endorse, acknowledge, file and/or deliver to the Collateral Agent from time to time such lists, descriptions and designations of its then owned Tractor Trailers (including certificate of title numbers and jurisdictions of registration of each such Tractor Trailer), documents of title, schedules, confirmatory assignments, conveyances, financing statements, transfer endorsements, powers of attorney, certificates, reports and other assurances or instruments and take such further steps and actions relating to such Tractor Trailers and other property or rights covered by the security interest hereby granted necessary to perfect, preserve or protect its security interest in such Tractor Trailers and other property or rights. Each Grantor will take any and all actions necessary to defend, in all material respects, title to the Collateral owned by such Grantor against all Persons and to defend the security interest of the Collateral Agent in such Collateral and the priority thereof against any Lien not expressly permitted hereunder.

4.1.5 Disposition of Collateral. No Grantor will make an Asset Sale with respect to Collateral owned by such Grantor except (a) Asset Sales specifically permitted (or not prohibited) pursuant to Section 6.03, 6.05 and 6.06 of the Credit Agreement, (b) subject to the terms, conditions and provisions of the Intercreditor Agreement, until such time following the occurrence of an Event of Default as such Grantor receives a written notice from the Collateral Agent instructing such Grantor to cease such transactions, and so long thereafter as such Event of Default shall remain uncured or unwaived, sales or leases of Inventory or Equipment, which are included in the Collateral, in the ordinary course of business, and (c) subject to the terms, conditions and provisions of the Intercreditor Agreement, until such time as such Grantor receives a notice from the Collateral Agent pursuant to Article VII, and so long thereafter as such notice shall remain in effect, proceeds of Inventory and Accounts, which are included in the Collateral, collected in the ordinary course of business other than payment of its obligations in the ordinary course of its business.

4.1.6 Liens. No Grantor will create, incur, or permit to exist any Lien on the Collateral owned by such Grantor except Liens specifically permitted pursuant to Section 6.02 of the Credit Agreement, provided, that, nothing herein shall be deemed to constitute an agreement to subordinate any of the Liens of the Collateral Agent under the Loan Documents to any Liens otherwise specifically permitted under Section 6.02 of the Credit Agreement.

4.1.7 Change in Corporate Existence, Type or Jurisdiction of Organization, Location, Name. Such Grantor will:

(i)	except as permitted by Section 6.03 of the Credit Agreement, preserve its existence and corporate structure as in effect on the Effective Date;

(ii)	not change its jurisdiction of organization;

(iii)	not maintain its place of business (if it has only one) or its chief executive office (if it has more than one place of business) at a location other than a location specified in Exhibit “A”; and

(iv)	not (a) have any Inventory or Equipment or proceeds or products thereof (other than any such Collateral with a net book value in an aggregate amount not to exceed $500,000 or any of the same disposed of as permitted by Section 4.1.5) at a location other than a location specified in Exhibit “A” (as Exhibit “A” may be updated from time to time), except as any of same may be in transit, subject to being repaired or in use in the ordinary course of business, (b) have any Fixtures or proceeds or products thereof (other than any immaterial quantity or value thereof or any of same otherwise covered by other Collateral Documents) at a location other than a location specified in Exhibit “A”, (c) change its name or taxpayer identification number or (d) change its mailing address, unless, in each such case, such Grantor shall have given the Collateral Agent not less than ten (10) days’ prior written notice of such event or occurrence and the Collateral Agent shall have either (x) reasonably determined that, under the circumstances and, as applicable, after giving consideration to reasonable steps or actions taken, or that can be timely taken, by the Collateral Agent or such Grantor, such event or occurrence will not adversely affect the validity, perfection or priority of the Collateral Agent’s security interest in the Collateral, or (y) taken such steps (with the cooperation of such Grantor to the extent necessary or advisable) as are necessary or advisable to properly maintain the validity, perfection and priority of the Collateral Agent’s security interest in the Collateral owned by such Grantor.

4.1.8 Other Financing Statements. No Grantor will permit to exist or authorize the filing of any financing statement naming it as debtor covering all or any portion of the Collateral owned by such Grantor, except any financing statement authorized or permitted under Section 4.1.4 hereof and any financing statement filed to perfect a Lien specifically permitted under Section 6.02 of the Credit Agreement; provided, that, nothing herein shall be deemed to constitute an agreement to subordinate any of the Liens of the Collateral Agent under the Loan Documents to any Liens otherwise specifically permitted under Section 6.02 of the Credit Agreement.

4.1.9 Restriction Regarding Tractor Trailers. After the Effective Date, no Grantor shall title any Tractor Trailers in the States of Minnesota, Utah, Oklahoma, Nevada, Hawaii or Alaska; provided, however, that the applicable Grantor(s) shall not be subject to the restriction in this Section 4.1.9 as to one or more of the foregoing States provided that all Vehicle Collateral (as defined in the Security and Collateral Agency Agreement) with respect to such State or States shall become “Vehicle Collateral” subject to the Security and Collateral Agency Agreement and the security interest granted in such additional Vehicle Collateral under such Security and Collateral Agency Agreement shall be a first priority perfected security interest and; provided further, that the applicable Grantors shall execute and deliver such amendments, supplements, agreements and other documents, file such financing statements and take such other action as shall be required under both the applicable Loan Documents and the Convertible Note Documents to effect the foregoing.

4.2. Receivables.

4.2.1 Certain Agreements on Receivables. Until such time following the occurrence of an Event of Default and so long thereafter that such Event of Default remains uncured or unwaived, no Grantor will make or agree to make any discount, credit, rebate or other reduction in the original amount owing on a Receivable included in the Collateral or accept in satisfaction of a Receivable included in the Collateral less than the original amount thereof, other than in accordance or consistent with the existing customer agreements entered into in the ordinary course of business and consistent with past business practice of such Grantor. Until such time following the occurrence and continuation of an Event of Default, such Grantor may reduce or otherwise adjust the amount of Accounts arising from the sale of Inventory included in the Collateral or the rendering of services in accordance with its present policies and in the ordinary course of business and as otherwise not prohibited under the Credit Agreement.

4.2.2 Collection of Receivables. Except as otherwise provided in this Security Agreement, such Grantor will collect and enforce, at such Grantor’s sole expense, all amounts due or hereafter due to such Grantor under the Receivables included in the Collateral which are owned by such Grantor.

4.2.3 Delivery of Invoices. Such Grantor will deliver to the Collateral Agent promptly following receipt of its request during the continuance of an Event of Default, duplicate invoices with respect to each Account included in the Collateral which is owned by such Grantor bearing such language of collateral assignment as the Collateral Agent shall reasonably specify, which language shall be effective only during the pendency of such Event of Default.

4.2.4 Disclosure of Counterclaims on Receivables. If (a) any discount, credit or agreement to make a rebate or to otherwise reduce the amount owing on a Receivable included in the Collateral which is owned by such Grantor is made other than in the ordinary course of business of such Grantor or (b) if, to the knowledge of such Grantor, any dispute, setoff, claim, counterclaim or defense exists or has been asserted or threatened with respect to such Receivable, and in either case, the amount of such Receivable exceeds $500,000, then such Grantor will disclose such fact to the Collateral Agent in writing during inspection by the Collateral Agent of any record of such Grantor relating to such Receivable and, without duplication, in connection with any invoice or report furnished by such Grantor to the Collateral Agent relating to such Receivable.

4.3. Maintenance of Equipment. Such Grantor will do all things necessary to maintain, preserve, protect and keep the Equipment included in the Collateral which is owned by such Grantor in good repair, working order and saleable condition (ordinary wear and tear, casualty and condemnation excepted) and make all necessary and proper repairs, renewals and replacements so that its business carried on in connection therewith may be properly conducted at all times, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

4.4. Instruments, Securities, Chattel Paper, Documents and Pledged Deposits. Such Grantor will: (i) deliver to the Collateral Agent immediately upon execution of this Security Agreement the originals of all Chattel Paper, Securities (to the extent certificated) and Instruments constituting Collateral (if any then exist), (ii) hold in trust for the Collateral Agent upon receipt and immediately thereafter deliver to the Collateral Agent any Chattel Paper, Securities and Instruments constituting Collateral, (iii) promptly upon the designation of any Pledged Deposits (as set forth in the definition thereof), deliver to the Collateral Agent such Pledged Deposits which are evidenced by certificates included in the Collateral endorsed in blank, marked with such legends and collaterally assigned as the Collateral Agent shall reasonably specify, and (iv) upon the Collateral Agent’s request, after the occurrence and during the continuance of an Event of Default, deliver to the Collateral Agent (and thereafter hold in trust for the Collateral Agent upon receipt and immediately deliver to the Collateral Agent) any Document evidencing or constituting Collateral.

4.5. Uncertificated Securities, Certain Other Investment Property and Securities Accounts. Such Grantor will permit the Collateral Agent from time to time to cause the appropriate issuers (and, if held with a securities intermediary, such securities intermediary) of uncertificated securities or other types of Investment Property not represented by certificates which are Collateral owned by such Grantor to mark their books and records with the numbers and face amounts of all such uncertificated securities or other types of Investment Property not represented by certificates and all rollovers and replacements therefor to reflect the Lien of the Collateral Agent granted pursuant to this Security Agreement. Such Grantor will use all commercially reasonable efforts, with respect to Investment Property included in the Collateral owned by such Grantor held with a financial intermediary, to cause such financial intermediary to enter into a Securities Account Control Agreement. On or before the Effective Date, each Grantor shall execute and deliver a Securities Account Control Agreement for each Securities Account listed on Exhibit H (other than any Securities Account with a balance not exceeding $20,000 but subject to the cap on aggregate balances set forth in Section 4.7 hereof). Subject to the exception set forth in the preceding sentence and the cap in Section 4.7, all Securities Accounts of any Grantor established and maintained with a securities intermediary will be subject to a Securities Account Control Agreement with the Collateral Agent in order to establish Control of such Securities Account.

4.6. Stock and Other Ownership Interests.

4.6.1 Changes in Capital Structure of Issuers. No Grantor will (a), except as permitted in the Credit Agreement, permit or suffer any issuer of privately held corporate securities or other ownership interests in a corporation, partnership, joint venture or limited liability company which in each case is included in the Collateral and owned by such Grantor to dissolve, liquidate, retire any of its capital stock or other Instruments or Securities included in the Collateral and evidencing ownership, reduce its capital or merge or consolidate with any other entity, or (b) vote any of such Instruments, Securities or other Investment Property included in the Collateral in favor of any of the foregoing.

4.6.2 Registration of Pledged Securities and other Investment Property. Such Grantor will permit any registrable Investment Property that is included in the Collateral and owned by such Grantor to be registered in the name of the Collateral Agent or its nominee at any time following the occurrence and during the continuance of an Event of Default and without any further consent of such Grantor.

4.6.3 Exercise of Rights in Pledged Securities and other Investment Property. Such Grantor will permit the Collateral Agent or its nominee at any time after the occurrence and during the continuance of an Event of Default, with prior notice to such Grantor, to exercise or refrain from exercising any and all voting and other consensual rights pertaining to Investment Property that is included in the Collateral and owned by such Grantor or any part thereof, and to receive all dividends and interest in respect of such Collateral.

4.7. Deposit Accounts. Other than cash and Cash Equivalents held in Deposit Accounts constituting Excluded Property or any Deposit Account or Securities Account with a balance not exceeding $20,000 (provided that the aggregate balances in all such Deposit Accounts and Securities Accounts shall not at any time exceed $600,000 except as permitted in the next succeeding sentence), the Borrower and other Grantors shall hold all cash and Cash Equivalents in Deposit Accounts subject to Deposit Account Control Agreements or in Securities Accounts subject to Securities Account Control Agreements. Within thirty (30) days after the Effective Date (or such longer period of time as the Collateral Agent may approve), the applicable Grantors shall cause all deposit accounts with Wells Fargo Bank, National Association and The Royal Bank of Canada (and/or any of their affiliates) representing aggregate balances in excess of the $600,000 cap referred to above to be either (i) subject to Deposit

Account Control Agreements or (ii) closed. Before opening or replacing any Deposit Account (other than Excluded Property and as otherwise permitted in this Section 4.7), each Grantor shall cause the applicable bank or financial institution to enter into a Deposit Account Control Agreement with the Collateral Agent in order to establish Control of such Deposit Account. Such Grantor will promptly cause each bank or other financial institution in which it maintains other deposits (general or special, time or demand, provisional or final) to be notified of the security interest granted to the Collateral Agent hereunder and cause each such bank or other financial institution to acknowledge such notification in writing and upon the Collateral Agent’s written request after the occurrence and during the continuance of an Event of Default, deliver to each such bank or other financial institution a letter, in form and substance acceptable to the Collateral Agent, transferring dominion and control over each such other deposit to the Collateral Agent until such time as such Event of Default no longer exists. In the case of deposits maintained with Lenders, the terms of such letter shall be subject to the provisions of the Credit Agreement regarding setoffs. Notwithstanding the foregoing, the provisions of this Section 4.7 shall not apply to any Deposit Account, other deposit or any other property that constitutes “Excluded Property”, including, without limitation, the deposit accounts referred to in clause (d) of such definition.

4.8. Letter-of-Credit Rights. Such Grantor will, promptly following receipt of the Collateral Agent’s written request, instruct each issuer of an outstanding letter of credit that is solely for the benefit of such Grantor to consent to the assignment of proceeds of such letter of credit in order to give the Collateral Agent Control of the letter-of-credit rights to such letter of credit solely for the purpose of perfection, priority and enforcement of its security interest therein, except to the extent the provisions in or with respect to such letter of credit prohibit or otherwise restrict such action.

4.9. Federal, State or Municipal Claims. Such Grantor will notify the Collateral Agent, as part of each compliance certificate provided to the Collateral Agent pursuant to the Credit Agreement, of any Collateral owned by such Grantor which constitutes a claim against the United States government or any state or local government or any instrumentality or agency thereof, the assignment of which claim is restricted by federal, state or municipal law.

4.10. Intellectual Property.

4.10.1 If any Grantor obtains rights to, including, but not limited to filing and acceptance of a statement of use or an amendment to allege use with the U.S. Patent and Trademark Office, or applies for or seeks registration of, any new patentable invention, Trademark or Copyright in addition to the Patents, Trademarks and Copyrights described in Part C of Exhibit “B”, which in each case is not Excluded Property, then such Grantor shall give the Collateral Agent notice thereof, as part of each compliance certificate provided to the Collateral Agent pursuant to the Credit Agreement. Such Grantor agrees promptly upon request by the Collateral Agent to execute and deliver to the Collateral Agent any supplement to this Security Agreement or any other document reasonably necessary to evidence such security interest in a form appropriate for recording in the applicable federal office. Such Grantor also hereby authorizes the Collateral Agent to modify this Security Agreement unilaterally (i) by amending Part C of Exhibit “B” to include any future Patents, Trademarks and/or Copyrights of which the Collateral Agent receives notification from such Grantor pursuant to this Section 4.10.1 and (ii) by recording, in addition to and not in substitution for this Security Agreement, a duplicate original of this Security Agreement containing in Part C of Exhibit “B” a description of such future Patents, Trademarks and/or Copyrights.

4.10.2 As of the date hereof, this Security Agreement is in a form sufficient to create a valid and continuing Lien on each Grantor’s Copyrights, Intellectual Property Licenses, Patents, Trademarks and Industrial Designs that are included in the Collateral described in Part C of

Exhibit “B”, and, based thereon, upon timely filing of this Security Agreement (or a short-form supplemental document confirming the grant of a security interest in (and providing a detailed schedule of) the relevant Patents, Trademarks or Copyrights, as applicable) with the United States Copyright Office and or the United States Patent and Trademark Office, as applicable, and the filing of appropriate financing statements in the jurisdictions listed in Exhibit “E” hereto, all action necessary to protect and perfect the security interest in, to and on such Patents, Trademarks, Copyrights or Industrial Designs of each Grantor has been taken and such perfected security interest is enforceable as such as against any and all creditors of and purchasers from any Grantor.

4.11. Pledged Securities and Other Investment Property. If any Grantor obtains any Instruments, Securities or other Investment Property, which in each case is not Excluded Property, then such Grantor shall give the Collateral Agent notice thereof, as part of each compliance certificate provided to the Collateral Agent pursuant to the Credit Agreement. Such Grantor agrees promptly upon request by the Collateral Agent to execute and deliver to the Collateral Agent any supplement to this Security Agreement or any other document reasonably requested by the Collateral Agent to evidence such security interest. Such Grantor also hereby authorizes the Collateral Agent to modify this Security Agreement unilaterally by amending Exhibit “D” to include any future Instruments, Securities or other Investment Property of which the Collateral Agent receives notification from such Grantor pursuant to this Section 4.11.

4.12. Commercial Tort Claims. If any Grantor identifies the existence of a commercial tort claim belonging to such Grantor that has arisen in the course of such Grantor’s business in addition to the commercial tort claims described in Exhibit “F”, which, in each case is neither Excluded Property nor of a value less than $1,000,000, then such Grantor shall give the Collateral Agent notice thereof, as part of each compliance certificate provided to the Collateral Agent pursuant to the Credit Agreement. Each Grantor agrees promptly upon request by the Collateral Agent to execute and deliver to the Collateral Agent any supplement to this Security Agreement or any other document reasonably requested by the Collateral Agent to evidence the grant of a security interest in such commercial tort claim in favor of the Collateral Agent.

4.13. Certain Foreign Pledges. No Grantor shall pledge any equity interests of Roadway Express, S.A. de C.V. for so long as Roadway Express, S.A. de C.V. is a First-Tier Foreign Subsidiary to any party other than to the Collateral Agent pursuant to this Security Agreement (or another Collateral Document) or to the Convertible Note Representative. If at any time after the date hereof Roadway Express, S.A. de C.V. has assets in excess of $500,000 the relevant Grantor(s) shall take all necessary action to pledge the equity interests in such entity which are owned by such Grantor(s) in accordance with the terms of Section 5.10 of the Credit Agreement.

4.14. Updating of Exhibits to Security Agreement.

4.14.1 The Borrower will provide to the Collateral Agent, on the 45th day (or the next succeeding Business Day if such day is not a Business Day) following the end of each of the Borrower’s second and fourth fiscal quarters of the Borrower’s fiscal year, updated versions of Exhibits “A”, “B”, “C”, “D”, “F”, “G” and “H”.

4.14.2 In all cases set forth in this Section, if there have been no changes to any such Exhibits since the previous updating thereof required hereby, the Borrower shall indicate that there has been “no change” to the applicable Exhibit(s).

4.15. Notices. The Borrower shall deliver to the Collateral Agent promptly, (and in any event within 10 Business Days) after a Financial Officer becomes aware of the occurrence thereof, written notice of any event of default or any event which with the giving of notice or lapse of time, or both, would become an event of default under the Convertible Note Documents, the Pension Fund Documents or the ABL Documents.

4.16. Further Actions and Agreements. Each Grantor will, at its own expense and subject to the provisions of the Intercreditor Agreement, promptly make, execute, endorse, acknowledge, file and/or deliver to the Collateral Agent from time to time such vouchers, invoices, schedules, confirmatory assignments, conveyances, financing statements, transfer endorsements, powers of attorney, certificates, reports and other assurances or instruments and take such further steps relating to its Receivables, Equipment, Contracts, Instruments, Deposit Accounts, Investment Property, Chattel Paper, and other property or rights covered by the security interest hereby granted, as may be required and as the Collateral Agreement may reasonably request to perfect, preserve and protect its security interest in the Collateral.

ARTICLE V

EVENTS OF DEFAULT

5.1. Defaults and Events of Default. (a) The occurrence of a “Default” under the Credit Agreement shall constitute a Default under this Security Agreement. (b) The occurrence of an “Event of Default” under the Credit Agreement shall constitute an Event of Default under this Security Agreement.

5.2. Acceleration and Remedies. Upon the occurrence and during the continuance of an Event of Default, the Collateral Agent may, and at the direction of the Required Lenders shall, exercise any or all of the following rights and remedies:

5.2.1 Those rights and remedies provided in this Security Agreement, the Credit Agreement and/or any other Loan Document, provided that this Section 5.2.1 shall not be understood to limit any rights or remedies available to the Collateral Agent prior to a Default.

5.2.2 Those rights and remedies available to a secured party under the UCC (whether or not the UCC applies to the affected Collateral) or under any other applicable law (including, without limitation, any law governing the exercise of a bank’s right of setoff or bankers’ lien) when a debtor is in default under a security agreement.

5.2.3 Without notice except as specifically provided in Section 8.1 hereof or elsewhere herein, sell, lease, assign, grant an option or options to purchase or otherwise dispose of the Collateral or any part thereof in one or more parcels at public or private sale, for cash, on credit or for future delivery without assumption of any credit risk, and, in each case, upon such other commercially reasonable terms.

The Collateral Agent, on behalf of the Holders of Secured Obligations, may comply with any applicable state or federal law requirements in connection with a disposition of the Collateral, and such compliance will not be considered to adversely affect the commercial reasonableness of any sale of the Collateral.

If, after the Credit Agreement has terminated by its terms and all of the Obligations have been paid in full, there remain outstanding, due and payable matured Swap Obligations owing to one or more Lenders or their respective Affiliates, then such Lenders and Affiliates may, if the Collateral Agent then no longer intends to remain in such capacity, designate for their collective benefit a single Person to act as replacement collateral agent for them, and such collateral agent may, until the termination of this Security Agreement, exercise the remedies provided in this Section 5.2 for any event which would allow or require the termination or acceleration of any outstanding Swap Obligations or Banking Services Obligations.

5.3. Grantors’ Obligations Upon Default. Upon the request of the Collateral Agent after the occurrence and during the continuance of an Event of Default, each Grantor will, subject to the provisions of the Intercreditor Agreement:

5.3.1 Assembly of Collateral. Assemble and make available to the Collateral Agent the Collateral and all records relating thereto at any place or places reasonably specified by the Collateral Agent.

5.3.2 Secured Party Access. Permit the Collateral Agent, by the Collateral Agent’s representatives and agents, to enter any premises where all or any part of the Collateral, or the books and records relating thereto, or both, are located, to take possession of all or any part of the Collateral and to remove all or any part of the Collateral.

5.4. License. The Collateral Agent is hereby granted a license or other right to use, following the occurrence and during the continuance of an Event of Default, without charge, each Grantor’s labels, patents, copyrights, rights of use of any name, trade secrets, trade names, trademarks, service marks, customer lists and advertising matter, or any property of a similar nature, as it pertains to the Collateral, in completing production of, advertising for sale, and selling any Collateral, and, following the occurrence and during the continuance of an Event of Default, such Grantor’s rights under all licenses and all franchise agreements shall inure to the Collateral Agent’s benefit. In addition, subject to the Intercreditor Agreement, each Grantor hereby irrevocably agrees that the Collateral Agent may, following the occurrence and during the continuance of an Event of Default, sell any of such Grantor’s Inventory that is included in the Collateral directly to any Person, including without limitation Persons who have previously purchased such Grantor’s Inventory from such Grantor and in connection with any such sale or other enforcement of the Collateral Agent’s rights under this Security Agreement, may sell such Inventory which bears any trademark owned by or licensed to such Grantor and any Inventory that is covered by any copyright owned by or licensed to such Grantor and the Collateral Agent may (but shall have no obligation to) finish any work in process and affix any trademark owned by or licensed to such Grantor and sell such Inventory as provided herein.

ARTICLE VI

WAIVERS, AMENDMENTS AND REMEDIES

No delay or omission of the Collateral Agent to exercise any right or remedy granted under this Security Agreement shall impair such right or remedy or be construed to be a waiver or cancellation of any Default or Event of Default or an acquiescence therein, and any single or partial exercise of any such right or remedy shall not preclude any other or further exercise thereof or the exercise of any other right or remedy. No waiver, amendment or other variation of the terms, conditions or provisions of this Security Agreement whatsoever shall be valid unless in writing signed by the Collateral Agent and each Grantor, provided that the addition of any Subsidiary as a Grantor hereunder by execution of a Security Agreement Supplement in the form of Annex I (with such modifications as shall be acceptable to the Collateral Agent) shall not require receipt of any consent from or execution of any documentation by any other Grantor party hereto. All rights and remedies contained in this Security Agreement or by law afforded shall be cumulative and all shall be available to the Collateral Agent until this Security Agreement is terminated as provided herein or in the Credit Agreement.

ARTICLE VII

PROCEEDS; COLLECTION OF RECEIVABLES

7.1. Lockboxes. Subject to the Intercreditor Agreement, upon written request of the Collateral Agent after the occurrence and during the continuance of an Event of Default, each Grantor shall execute and deliver to the Collateral Agent irrevocable lockbox agreements in the form provided by or otherwise acceptable to the Collateral Agent and in any event which shall be effective only during the continuance of such Event of Default, which agreements shall be accompanied by an acknowledgment by the bank where the lockbox will be located of the Lien of the Collateral Agent granted hereunder and of irrevocable instructions to wire all amounts collected therein to a special collateral account at the Collateral Agent upon the Collateral Agent’s written statement that an Event of Default has occurred and is then in existence.

7.2. Collection of Receivables. Subject to the Intercreditor Agreement, the Collateral Agent may at any time during the continuance of an Event of Default, by giving each Grantor written notice, elect to require that the Receivables that are included in the Collateral and owned by such Grantor be paid directly to the Collateral Agent during the pendency of such Event of Default. In such event, subject to the Intercreditor Agreement, each Grantor shall, and shall permit the Collateral Agent to, promptly notify the account debtors or obligors under such Receivables of the Collateral Agent’s interest therein and direct such account debtors or obligors to make payment of all amounts then or thereafter due under such Receivables directly to the Collateral Agent during the pendency of such Event of Default. Upon receipt of any such written notice from the Collateral Agent, and thereafter, so long as such Event of Default shall be continuing, each Grantor shall thereafter, subject to the Intercreditor Agreement, hold in trust for the Collateral Agent, all amounts and proceeds received by it with respect to such Receivables that is included in the Collateral and owned by such Grantor and immediately and at all times thereafter deliver to the Collateral Agent all such amounts and proceeds in the same form as so received, whether by cash, check, draft or otherwise, with any necessary endorsements. Subject to the Intercreditor Agreement, the Collateral Agent shall hold and apply funds so received as provided by the terms of Sections 7.3 and 7.4 hereof.

7.3. Special Collateral Account. Subject to the Intercreditor Agreement, during the continuance of an Event of Default, the Collateral Agent may require all cash proceeds of the Collateral to be deposited in a special interest bearing cash collateral account with the Collateral Agent and held there as security for the Secured Obligations until such Event of Default has been cured or waived, or otherwise no longer is in effect. During such periods, no Grantor shall have any control whatsoever over such cash collateral account. When no Event of Default is continuing and if cash proceeds have previously been deposited in any cash collateral account, the Collateral Agent shall deposit the collected balances held in such cash collateral account into the applicable Grantor’s general operating account with the Collateral Agent or as designated by the Borrower. Subject to the Intercreditor Agreement, if any Event of Default has occurred and is continuing, the Collateral Agent may, from time to time, apply the collected balances in such cash collateral account to the payment of the applicable Secured Obligations whether or not such Secured Obligations shall then be due.

7.4. Application of Proceeds. Subject to the Intercreditor Agreement, notwithstanding any other provision contained or referred to herein to the contrary, the proceeds of the Collateral shall be applied by the Collateral Agent to payment of the Secured Obligations as provided under Section 2.19(f) of the Credit Agreement.

ARTICLE VIII

GENERAL PROVISIONS

8.1. Notice of Disposition of Collateral; Condition of Collateral. Each Grantor hereby waives notice of the time and place of any public sale or the time after which any private sale or other disposition of all or any part of the Collateral may be made. To the extent such notice may not be waived under applicable law, any notice made shall be deemed reasonable if sent to the Borrower, addressed as set forth in Article IX, at least ten (10) days prior to (i) the date of any such public sale or (ii) the time after which any such private sale or other disposition may be made. The Collateral Agent shall have no obligation to clean-up or otherwise prepare the Collateral for sale. To the maximum extent permitted by applicable law, each Grantor waives all claims, damages, and demands against the Collateral Agent or any other Holder of Secured Obligations arising out of the repossession, retention or sale of the Collateral, except such as arise solely out of the gross negligence or willful misconduct of the Collateral Agent or such other Holder of Secured Obligations as finally determined by a court of competent jurisdiction. To the extent it may lawfully do so, each Grantor absolutely and irrevocably waives and relinquishes the benefit and advantage of, and covenants not to assert against the Collateral Agent or any other Holder of Secured Obligations, any valuation, stay, appraisal, extension, moratorium, redemption or similar laws and any and all rights or defenses it may have as a surety now or hereafter existing which, but for this provision, might be applicable to the sale of any Collateral made under the judgment, order or decree of any court, or privately under the power of sale conferred by this Security Agreement, or otherwise. Except as otherwise specifically provided herein, each Grantor hereby waives presentment, demand, protest or any notice (to the maximum extent permitted by applicable law) of any kind in connection with this Security Agreement or any Collateral.

8.2. Compromises and Collection of Collateral. Each Grantor and the Collateral Agent recognize that setoffs, counterclaims, defenses and other claims may be asserted by obligors with respect to certain of the Receivables that are included in the Collateral and owned by such Grantor, that certain of such Receivables may be or become uncollectible in whole or in part and that the expense and probability of success in litigating such disputed Receivables may exceed the amount that reasonably may be expected to be recovered with respect to such Receivables. In view of the foregoing, each Grantor agrees, subject to the Intercreditor Agreement, that the Collateral Agent may at any time and from time to time, if an Event of Default has occurred and is continuing, compromise with the obligor on any such Receivable, accept any amount in full payment of any such Receivable such amount as the Collateral Agent in its sole discretion shall determine or abandon any such Receivable, and any such action by the Collateral Agent shall be commercially reasonable so long as the Collateral Agent acts in good faith based on information known to it at the time it takes any such action.

8.3. Collateral Agent Performance of Grantor’s Obligations. Without having any obligation to do so, the Collateral Agent may, during the pendency of an Event of Default, or if no Event of Default therein exists, upon prior approval by such applicable Grantor or the Borrower, perform or pay any obligation which any Grantor has agreed to perform or pay in this Security Agreement, and such Grantor shall reimburse the Collateral Agent for (a) any reasonable amounts paid by the Collateral Agent pursuant to this Section 8.3 and, (b) without duplication, all past due taxes, assessments, charges, fees or Liens on the Collateral except for Liens that are permitted hereunder or any other Loan Document. Each Grantor’s obligation to reimburse the Collateral Agent pursuant to the preceding sentence shall be a Secured Obligation payable on demand, and the authorization to the Collateral Agent to pay any of the same shall not release such Grantor of its obligations under this Security Agreement or under the Credit Agreement.

8.4. Authorization for Collateral Agent to Take Certain Action. Each Grantor irrevocably authorizes the Collateral Agent (a) at any time and from time to time in the sole discretion of the

Collateral Agent and appoints the Collateral Agent as its attorney in fact (i) to execute on behalf of such Grantor as debtor and to file financing statements necessary in the Collateral Agent’s sole discretion to perfect and to maintain the perfection and priority of the Collateral Agent’s security interest in the Collateral, (ii) to file a carbon, photographic or other reproduction of this Security Agreement or any financing statement with respect to the Collateral as a financing statement and to file any other financing statement or amendment of a financing statement (which does not add new collateral or add a debtor) in such offices as may be necessary to perfect and to maintain the perfection and priority of the Collateral Agent’s security interest in the Collateral, and (iii) to contact and enter into one or more agreements with the issuers of uncertificated securities which are Collateral owned by such Grantor and which are Securities or with financial intermediaries holding other Investment Property that is included in the Collateral as may be necessary or advisable to give the Collateral Agent Control over such Securities or other Investment Property included in the Collateral which are owned by such Grantor, (b) after the occurrence and during the continuance of an Event of Default, (i) to enforce payment of the Instruments, Accounts and Receivables included in the Collateral and owned by such Grantor in the name of the Collateral Agent or such Grantor and (ii) to sign any document which may be required by the relevant governmental agency of any State in order to effect an absolute assignment of all right, title and interest in each Tractor Trailer, and register the same and upon request by Collateral Agent and each Grantor agrees to execute and deliver any further power of attorney in respect thereof, and (c) from time to time during the continuance of an Event of Default in the sole discretion of the Collateral Agent, (i) to apply the proceeds of any Collateral received by the Collateral Agent to the Secured Obligations as provided in Article VII and (ii) to indorse and collect any cash proceeds of the Collateral.

8.5. Specific Performance of Certain Covenants. Each Grantor acknowledges and agrees that a breach of any of the covenants contained in Section 5.3 or in Article VII hereof will cause irreparable injury to the Collateral Agent and the Holders of Secured Obligations, that the Collateral Agent and the Holders of Secured Obligations have no adequate remedy at law in respect of such breaches and therefore agrees, without limiting the right of the Collateral Agent or the Holders of Secured Obligations to seek and obtain specific performance of other obligations of the Grantors contained in this Security Agreement, that the covenants of the Grantors contained in the Sections referred to in this Section 8.5 shall be specifically enforceable against the Grantors.

8.6. Use and Possession of Certain Premises. Upon the occurrence and during the continuance of an Event of Default, each Grantor permits the Collateral Agent to, subject to the Intercreditor Agreement, occupy and use any premises owned or leased by the Grantors where any of the Collateral or any records relating to the Collateral are located for a reasonable period and only to the extent necessary (a) to cause the Secured Obligations to be paid or (b) to remove the Collateral therefrom, whichever shall first occur, without any obligation to pay any Grantor for such use or occupancy.

8.7. Dispositions Not Authorized. No Grantor is authorized to sell or otherwise dispose of the Collateral except as set forth in Section 4.1.5 hereof and notwithstanding any course of dealing between any Grantor and the Collateral Agent or other conduct of the Collateral Agent, no authorization to sell or otherwise dispose of the Collateral (except as set forth in Section 4.1.5 hereof) shall be binding upon the Collateral Agent unless such authorization is in writing signed by the Collateral Agent.

8.8. Benefit of Agreement. The terms and provisions of this Security Agreement shall be binding upon and inure to the benefit of the Grantors, the Collateral Agent and the Holders of Secured Obligations and their respective successors and permitted assigns (including all persons who become bound as a debtor to this Security Agreement), except that the Grantors shall not have the right to assign their rights or delegate their obligations under this Security Agreement or any interest herein, without the prior written consent of the Collateral Agent.

8.9. Survival of Representations. All representations and warranties of the Grantors contained in this Security Agreement shall survive the execution and delivery of this Security Agreement.

8.10. Taxes and Expenses. Any taxes payable or ruled payable by a Federal or State authority in respect of this Security Agreement, other than Excluded Taxes, shall be paid by the Grantors, together with interest and penalties, if any. The Grantors shall pay (i) all reasonable out-of-pocket expenses incurred by the Collateral Agent and its Affiliates, including the reasonable fees, charges and disbursements of its agents, professional advisors and a single counsel, and one additional local counsel in each applicable jurisdiction, for the Administrative Agent and its Affiliates, in connection with this Agreement, including the preparation, execution, delivery, performance and administration of this Security Agreement or any amendments, modifications or waivers of the provisions hereof and (ii) all out-of-pocket expenses incurred by the Collateral Agent, including the fees, charges and disbursements of its agents, professional advisors and a single counsel, and one additional local counsel in each applicable jurisdiction, for the Collateral Agent and the Holders of Secured Obligations (and, solely in the event of a conflict of interest, one additional counsel to the Holders of Secured Obligations, taken as a whole), in connection with the collection, enforcement or protection of its rights in connection with this Security Agreement and in the audit, analysis, administration, collection, preservation or sale of the Collateral (including the expenses and charges associated with any periodic or special audit of the Collateral). Any and all costs and expenses incurred by the Grantors in the performance of actions required pursuant to the terms hereof shall be borne solely by the Grantors. All amounts due under this Section shall be payable not later than ten (10) days after written demand therefor (together with documentation reasonably supporting such request).

8.11. Headings. The title of and section headings in this Security Agreement are for convenience of reference only, and shall not govern the interpretation of any of the terms and provisions of this Security Agreement.

8.12. Termination. This Security Agreement shall continue in effect (notwithstanding the fact that from time to time there may be no Secured Obligations outstanding) until (i) the occurrence of the events specified in clause (i) of Section 9.15(b) of the Credit Agreement or the events specified in clause (iv) of Section 9.15(b) of the Credit Agreement, whichever shall first occur (the “Termination Event”).

8.13. Entire Agreement. This Security Agreement, Security and Collateral Agency Agreement, the Credit Agreement and the Intercreditor Agreement collectively embody the entire agreement and understanding between the Grantors and the Collateral Agent relating to the Collateral and supersedes all prior agreements and understandings among the Grantors and the Collateral Agent relating to the Collateral.

8.14. Governing Law; Jurisdiction; Waiver of Jury Trial.

8.14.1 THIS SECURITY AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK.

8.14.2 Each party to this Security Agreement hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Security Agreement, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be binding (subject to appeal as provided by applicable law) and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Security Agreement shall affect any right that the Collateral Agent may otherwise have to bring any action or proceeding relating to this Security Agreement against any Grantor or its properties in the courts of any jurisdiction.

8.14.3 Each party to this Security Agreement hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Security Agreement or any other Loan Document in any court referred to in Section 8.14.2. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

8.14.4 Each party to this Security Agreement irrevocably consents to service of process in the manner provided for notices in Article IX of this Security Agreement, and each of the Grantors hereby appoints the Borrower as its agent for service of process. Nothing in this Security Agreement or any other Loan Document will affect the right of any party to this Security Agreement to serve process in any other manner permitted by law.

8.14.5 WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS SECURITY AGREEMENT, ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS SECURITY AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

8.15. Indemnity. Each Grantor hereby agrees, jointly with the other Grantors and severally, to indemnify the Collateral Agent, the Holders of Secured Obligations, and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, penalties, liabilities and related expenses, including the fees, charges and disbursements of any counsel for any Indemnitee, imposed on, incurred by or asserted against any Indemnitee arising out of this Security Agreement, or the manufacture, purchase, acceptance, rejection, ownership, delivery, lease, possession, use, operation, condition, sale, return or other disposition of any Collateral (including, without limitation, latent and other defects, whether or not discoverable by any Indemnitee or any Grantor, and any claim for patent, trademark or copyright infringement); provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, penalties, liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence, bad faith or willful misconduct of, or breach of the Loan Documents by, such Indemnitee (or any of its Related Parties) or to the extent that such losses, claims, damages, liabilities or related expenses result from any disputes solely among the Indemnitees and not involving the Borrower or any of its Subsidiaries.

8.16. Limitation on Collateral Agent’s and other Holders of Secured Obligations’ Duty with Respect to the Collateral. Subject to any applicable laws, the Collateral Agent’s sole duty with respect to the custody, safekeeping and physical preservation of the Collateral in its possession, under Section 9-207 of the UCC or otherwise, shall be to deal with it in the same manner as the Collateral Agent deals with similar property for its own account. Neither the Collateral Agent, any Holder of Secured Obligations nor any of their respective officers, directors, employees or agents shall be liable for failure to demand, collect or realize upon any of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of any Grantor or any other Person or to take any other action whatsoever with regard to the Collateral or any part thereof. The powers conferred on the Collateral Agent and the Holders of Secured Obligations hereunder are solely to protect the Collateral Agent and the Holders of Secured Obligations’ interests in the Collateral and shall not impose any duty upon the Collateral Agent or any Holders of Secured Obligation to exercise any such powers. The Collateral Agent and the Holders of Secured Obligations shall be accountable only for amounts that they actually receive as a result of the exercise of such powers, and neither they nor any of their officers, directors, employees or agents shall be responsible to any Grantor for any act or failure to act hereunder, except for their own gross negligence or willful misconduct as determined by a court of competent jurisdiction by final and nonappealable judgment. Neither the Collateral Agent nor any other Holder of Secured Obligations shall have any other duty as to any Collateral in its possession or control or in the possession or control of any agent or nominee of the Collateral Agent or such other Holder of Secured Obligations, or any income thereon or as to the preservation of rights against prior parties or any other rights pertaining thereto. To the extent that applicable law imposes duties on the Collateral Agent to exercise remedies in a commercially reasonable manner, each Grantor acknowledges and agrees that it is commercially reasonable for the Collateral Agent (i) to fail to incur expenses deemed significant by the Collateral Agent to prepare Collateral for disposition or otherwise to transform raw material or work in process into finished goods or other finished products for disposition, (ii) to fail to obtain third party consents for access to Collateral to be disposed of, or to obtain or, if not required by other law, to fail to obtain governmental or third party consents for the collection or disposition of Collateral to be collected or disposed of, (iii) to fail to exercise collection remedies against account debtors or other Persons obligated on Collateral or to remove Liens on or any adverse claims against Collateral, (iv) to exercise collection remedies against account debtors and other Persons obligated on Collateral directly or through the use of collection agencies and other collection specialists, (v) to advertise dispositions of Collateral through publications or media of general circulation, whether or not the Collateral is of a specialized nature, (vi) to contact other Persons, whether or not in the same business as such Grantor, for expressions of interest in acquiring all or any portion of such Collateral, (vii) to hire one or more professional auctioneers to assist in the disposition of Collateral, whether or not the Collateral is of a specialized nature, (viii) to dispose of Collateral by utilizing internet sites that provide for the auction of assets of the types included in the Collateral or that have the reasonable capacity of doing so, or that match buyers and sellers of assets, (ix) to dispose of assets in wholesale rather than retail markets, (x) to disclaim disposition warranties, such as title, possession or quiet enjoyment, (xi) to purchase insurance or credit enhancements to insure the Collateral Agent against risks of loss, collection or disposition of Collateral or to provide to the Collateral Agent a guaranteed return from the collection or disposition of Collateral, or (xii) to the extent deemed appropriate by the Collateral Agent, to obtain the services of other brokers, investment bankers, consultants and other professionals to assist the Collateral Agent in the collection or disposition of any of the Collateral. Each Grantor acknowledges that the purpose of this Section 8.16 is to provide non-exhaustive indications of what actions or omissions by the Collateral Agent would be commercially reasonable in the Collateral Agent’s exercise of remedies against the Collateral and that other actions or omissions by the Collateral Agent shall not be deemed commercially unreasonable solely on account of not being indicated in this Section 8.16. Without limitation upon the foregoing, nothing contained in this Section 8.16 shall be construed to grant any rights to any Grantor or to impose any duties on the Collateral Agent that would not have been granted or imposed by this Security Agreement or by applicable law in the absence of this Section 8.16. Notwithstanding anything herein to the contrary, in no event shall the Collateral Agent be responsible for the existence, genuineness or value of any of the Collateral or for the validity, perfection, priority or enforceability of the Liens on any of the Collateral, whether impaired by operation of law or by reason of any action or omission to act on its part hereunder, except to the extent such action or omission constitutes bad faith, gross negligence or willful misconduct on the part of the Collateral Agent as determined by a final, non-appealable judgment of a court of competent jurisdiction, for the validity or sufficiency of the Collateral or any agreement or assignment contained therein, for the sufficiency of the form or substance of this Security Agreement, for the validity of the title of any Grantor to the Collateral, for insuring the Collateral or for the payment of taxes, charges, assessments or Liens upon the Collateral or otherwise as to the maintenance of the Collateral.

8.17. Severability. Any provision in this Security Agreement that is held to be inoperative, unenforceable, or invalid in any jurisdiction shall, as to that jurisdiction, be inoperative, unenforceable, or invalid without affecting the remaining provisions in that jurisdiction or the operation, enforceability, or validity of that provision in any other jurisdiction, and to this end the provisions of this Security Agreement are declared to be severable.

8.18. Reinstatement. This Security Agreement shall remain in full force and effect and continue to be effective should any petition be filed by or against any Grantor for liquidation or reorganization, should any Grantor become insolvent or make an assignment for the benefit of any creditor or creditors or should a receiver or trustee be appointed for all or any significant part of any Grantor’s assets, and shall continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the Secured Obligations, or any part thereof, is, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee of the Secured Obligations, whether as a “voidable preference,” “fraudulent conveyance,” or otherwise, all as though such payment or performance had not been made. In the event that any payment, or any part thereof, is rescinded, reduced, restored or returned, the Secured Obligations shall be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.

8.19. Counterparts. This Security Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Security Agreement by telecopy or other electronic transmission shall be effective as delivery of a manually executed counterpart of this Security Agreement.

8.20. Intercreditor Agreement. Notwithstanding any other provisions herein, the rights, powers, privileges, remedies and obligations of Collateral Agent hereunder shall be subject to the terms and conditions of the Intercreditor Agreement. This Section 8.20 is solely for the benefit of the Convertible Note Representative and the ABL Representative under the Intercreditor Agreement and does not give any rights, powers, privileges, remedies or obligations of any kind whatsoever to any of the Grantors. In the event there is any conflict between the Intercreditor Agreement on the one hand and this Security Agreement or any other Loan Document (other than the Intercreditor Agreement) on the other hand regarding the rights, remedies, privileges, protections and immunities of the Collateral Agent, the Intercreditor Agreement shall control.

ARTICLE IX

NOTICES

9.1. Sending Notices. Any notice required or permitted to be given under this Security Agreement shall be sent (and deemed received) as follows: (i) if to the Collateral Agent, in the manner set forth in Section 9.01 of the Credit Agreement and at the address set forth below its signature hereto; and (ii) if to any Person now or hereafter a Grantor or a Lender, in the manner and to the respective addresses set forth in Section 9.01 of the Credit Agreement for the Borrower or a Lender, respectively. Any notice delivered to the Borrower shall be deemed to have been delivered to all of the Grantors, and any notice to holder of Swap Obligations or Banking Services Obligations shall be deemed to have been delivered to such holder if delivered to the Lender that is such holder or to the Lender whose Affiliate is such holder.

9.2. Change in Address for Notices. Each of the Grantors and the Collateral Agent may change the address for service of notice upon it by a notice in writing to the other parties.

[Signature Pages Follow]

IN WITNESS WHEREOF, each of the Initial Grantors and the Collateral Agent has executed this Security Agreement as of the date first above written.

YRC WORLDWIDE INC., as a Grantor

By:
Name:
Title:
[OTHER GRANTORS TO COME]

By:
Name:
Title:

Signature Page to

Amended and Restated Pledge and Security Agreement

JPMORGAN CHASE BANK, NATIONAL ASSOCIATION,

as Collateral Agent

By:
Name:
Title:

JPMorgan Chase Bank, N.A.

383 Madison Avenue, 23rd Floor

New York, New York, 10179

Attention: Bruce Borden

Fax: (212) 622-4556

Acknowledged and Agreed:

JPMORGAN CHASE BANK, NATIONAL ASSOCIATION,

as Administrative Agent

By:
Name:
Title:

Signature Page to

Amended and Restated Pledge and Security Agreement

(EXHIBIT “A”

(See Sections 3.3, 3.4, 3.5 and 4.1.7 of Security Agreement)

Prior names, jurisdiction of formation, place of business (if Grantor has only one place of business), chief executive office (if Grantor has more than one place of business), mergers and mailing address:

Attention:

Locations of Real Property, Inventory, Equipment and Fixtures:

A.	Owned Locations of Inventory, Equipment and Fixtures of the Grantors:

B.	Leased Locations of Inventory, Equipment and Fixtures of by the Grantors (Include Landlord’s Name):

C.	Public Warehouses or other Locations pursuant to Bailment or Consignment Arrangements (include name of warehouse operator or other bailee or consignee of Inventory and Equipment of the Grantors):

D.	Real Property Owned and Leased (include description and location)

1

EXHIBIT “B”

(See Sections 3.8 and 3.12 of Security Agreement)

A. Vehicles subject to certificates of title:

Description	Title Number and State Where Issued

B. Aircraft/engines, ships, vessels, railcars and other vehicles and similar equipment governed by federal statute:

Description	Registration Number

C. Patents, copyrights, trademarks protected under federal law* and industrial designs:

D. Other property

*	For (i) trademarks, show the trademark itself, the registration date and the registration number; (ii) trademark applications, show the trademark applied for, the application filing date and the serial number of the application; (iii) patents, show the patent number, issue date and a brief description of the subject matter of the patent; and (iv) patent applications, show the serial number of the application, the application filing date and a brief description of the subject matter of the patent applied for. Any licensing agreements for patents or trademarks should be described on a separate schedule.

2

EXHIBIT “C”

(See Section 3.8 of Security Agreement)

Legal description, county and street address of property on which

Fixtures are located:

Name and Address of Record Owner:

3

EXHIBIT “D”

List of Pledged Securities

(See Section 3.11 of Security Agreement)

A. STOCKS:

Issuer	Certificate Number	Number of Shares

B. BONDS:

Issuer	Number	Face Amount	Coupon Rate	Maturity

C. GOVERNMENT SECURITIES:

Issuer	Number	Type	Face Amount	Coupon Rate	Maturity

D. OTHER SECURITIES OR OTHER INVESTMENT PROPERTY

(CERTIFICATED AND UNCERTIFICATED):

Issuer	Description of Collateral	Percentage Ownership Interest

4

EXHIBIT “E”

(See Sections 3.1 and 4.10.2 of Security Agreement)

OFFICES IN WHICH FINANCING STATEMENTS HAVE BEEN/WILL BE FILED

5

EXHIBIT “F”

(See Definition of “Commercial Tort Claims”)

COMMERCIAL TORT CLAIMS

[Describe parties, case number (if applicable), nature of dispute]

6

EXHIBIT “G”

(See Section 3.10 of Security Agreement”)

FEDERAL EMPLOYER IDENTIFICATION NUMBER;

STATE ORGANIZATION NUMBER; JURISDICTION OF INCORPORATION

GRANTOR[1]	Federal Employer Identification Number	Type of Organization	State of Organization or Incorporation	State Organization Number

YRC Worldwide Inc.	[ ]	Corporation	Delaware	[ ]

[Other Grantors to Come]	[ ]	[ ]	[ ]	[ ]

[1]	Company to confirm.

7

EXHIBIT “H”

(See Section 3.14 of Security Agreement)

DEPOSIT ACCOUNTS

Name of Grantor	Name of Institution	Account Number	Balance

SECURITIES ACCOUNTS

Name of Grantor	Name of Institution	Account Number	Balance

8

ANNEX I

to

AMENDED AND RESTATED

PLEDGE AND SECURITY AGREEMENT

Reference is hereby made to the Amended and Restated Pledge and Security Agreement (as amended, restated, amended and restated, supplemented, renewed, replaced, extended, restructured or otherwise modified from time to time, the “Agreement”), dated as of July 22, 2011, made by each of YRC Worldwide Inc., a Delaware corporation (the “Borrower”), and the Subsidiaries of the Borrower listed on the signature pages thereto (together with the Borrower, the “Initial Grantors”, and together with any additional Subsidiaries, including the undersigned, which become parties thereto by executing a Supplement in substantially the form hereof, the “Grantors”), in favor of the Collateral Agent. Capitalized terms used herein and not defined herein shall have the meanings given to them in the Agreement.

By its execution below, the undersigned, [NAME OF NEW GRANTOR], a [            ] [corporation/limited liability company/limited partnership] (the “New Grantor”), agrees to become, and does hereby become, a Grantor under the Agreement and agrees to be bound by the Agreement as if originally a party thereto. The New Grantor hereby pledges, collaterally assigns and grants to the Collateral Agent, on behalf of and for the benefit of the Holders of Secured Obligations, a security interest in all of the New Grantor’s right, title and interest, whether now owned or hereafter acquired, in and to the Collateral to secure the prompt and complete payment and performance when due of the Secured Obligations. For the avoidance of doubt, the grant of a security interest herein shall not be deemed to be an assignment of intellectual property rights owned by the New Grantor.

By its execution below, the New Grantor represents and warrants as to itself that, as of the date hereof, all of the representations and warranties contained in the Agreement are true and correct in all material respects, that the supplements to the Exhibits to the Agreement attached hereto are true and correct in all material respects, and that such supplements set forth all information required to be scheduled by it under the Agreement. New Grantor agrees to take all steps necessary and required under the Agreement to perfect, in favor of the Collateral Agent, a first-priority security interest in and Lien against the New Grantor’s Collateral (which for the avoidance of doubt shall not include Excluded Property).

IN WITNESS WHEREOF, the New Grantor has executed and delivered this Annex I counterpart to the Agreement as of this             day of             ,             .

[NAME OF NEW GRANTOR]

By:
Title:

1